SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


     Date of Report (Date of earliest event reported): September 18, 2003


                         CANTERBURY CONSULTING GROUP, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                    23-2170505
-------------------------------          -------- -----------------------
(State of Incorporation)                 (IRS Employer Identification Number)


                               352 Stokes Road
                                  Suite 200
                          Medford, New Jersey  08055
                  (Address of principal executive offices)

                    Telephone Number:  (609) 953-0044






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ITEM 5. OTHER EVENTS

Canterbury Consulting Group, Inc. announced that its attorneys have initiated mandatory arbitration proceedings against Ceridian Corporation, whose principal place of business is located at 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425-1640, as called for in the Stock Purchase Agreement between the parties. Canterbury has filed for binding arbitration, which will take place in Philadelphia, Pennsylvania before the American Arbitration Association.

Canterbury's claims arise from the September 2001 purchase of User Technology Services, Inc. for $3,600,000, which at the time was a wholly owned subsidiary of Ceridian Corporation. Canterbury is making various claims ranging from breach of contract/warranty to actual/legal fraud, fraudulent concealment, constructive/equitable fraud, and negligent/misrepresentation.

Ceridian has denied the allegations set forth by Canterbury and has instituted a counterclaim in the arbitration proceedings. Ceridian is claiming breach of a sublease agreement by Canterbury for office space. Canterbury had denied the allegations set forth in the counterclaim.

In order to pursue its claims, Canterbury will sustain ongoing legal and filing fees and there is no assurance that the aforementioned arbitration will result in a favorable outcome on behalf of Canterbury.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS AND EXHIBITS


      (c)  Exhibits



         Number                   Description

          99      The Company's news release, issued on September 18, 2003
                    "Canterbury Initiates Arbitration Proceedings
                    Against Ceridian Corporation - Ceridian
                    Corporation Files a Counterclaim"





                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CANTERBURY CONSULTING GROUP, INC.

                                         BY: /s/ Kevin J. McAndrew
                                         ----------------------------
                                         Kevin J. McAndrew, President

Dated: September 18, 2003